Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM & ARTICLES

OF ASSOCIATION

OF

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

(adopted by a Special Resolution dated [●] and effective on [●])

Kensington House

69 Dr. Roy’s Drive

P.O. Box 2510

George Town

Grand Cayman KY1-1104

CAYMAN ISLANDS

Companies Act (as Revised)

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

(the “Company”)

(adopted by a Special Resolution dated [●] and effective on [●])

1.	The name of the Company is AUSTRALIAN OILSEEDS HOLDINGS LIMITED.

2.	The registered office of the Company shall be at the offices of c/o Stuarts Corporate Services Ltd., P.O. Box 2510, Kensington House, 69 Dr Roy’s Drive, Grand Cayman KY1-1104, CAYMAN ISLANDS, or at such other place as the directors of the Company may, from time to time, decide.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by section 7(4) of the Companies Act (as Revised), or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity or body corporate in doing in any part of the world whether as principal, agent, contractor or otherwise whatever may be considered by it necessary for the attainment of its objects and whatever else may be considered by it as incidental or conducive thereto or consequential thereon, irrespective of any question of corporate benefit as provided by section 27(2) of the Companies Act (as Revised) including the power to make any alterations or amendments to its Memorandum and Articles of Association in the manner set out in its Articles of Association and including, but not limited to, the power to pay all expenses of and incidental to the promotion, formation and incorporation of the Company; to register the Company and do business in any other jurisdiction; to sell, lease or dispose of any property of the Company; to draw, make, accept, endorse, discount, execute and issue promissory notes, debentures, bills of exchange, bills of lading, warrants and other negotiable or transferable instruments; to lend money on the security of the undertaking or on all or any of the assets of the Company including uncalled capital or without security; to invest moneys of the Company in such manner as the directors of the Company determine; to promote other companies; to sell the undertaking of the Company for cash or any other consideration; to distribute assets in specie to members of the Company; to make charitable or benevolent donations; to pay pensions or gratuities or provide other benefits in cash or kind to directors, officers and/or employees of the Company, past or present and their families; to purchase directors’ and officers’ liability insurance and to carry on any trade or business and generally to do all acts and things which in the opinion of the Company or the directors of the Company may be conveniently or profitably or usefully acquired and dealt with, carried on, executed or done by the Company in connection with the business aforesaid PROVIDED THAT the Company shall only carry on the businesses for which a licence is required under the laws of the Cayman Islands when so licensed under the terms of such laws.

Companies Act (as Revised)

5.	The liability of each member of the Company is limited to the amount, if any, unpaid on the shares held by such member.

6.	The share capital of the Company is US$50,000 divided into 500,000,000 Class A Ordinary shares, 50,000,000 Class B Ordinary Shares and 5,000,000 Preference Shares each of a nominal or par value of US$0.0001 per share. Subject to the provisions of the Companies Act (as Revised) and the Articles of Association of the Company, the Company shall have the power to redeem or purchase any of its shares and to increase, reduce, sub-divide or consolidate the share capital and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

7.	If the Company is registered as exempted, its operations shall be carried on subject to section 174 of the Companies Act (as Revised). The Company may effect and conclude contracts in the Cayman Islands, and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands but shall not otherwise trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands.

8.	Subject to the provisions of the Companies Act (as Revised) and the Articles of Association, the Company may exercise the power contained in section 206 of the Companies Act (as Revised) to deregister in the Cayman Islands and register by way of continuation under the laws of any jurisdiction outside the Cayman Islands.

9.	Capitalized terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles.

TABLE OF CONTENTS

TABLE A	1

INTERPRETATION	1

COMMENCEMENT OF BUSINESS	5

REGISTERED OFFICE	5

REGISTER OF MEMBERS	5

SHARE CERTIFICATES	6

ISSUE OF SHARES	6

COMMISSION ON SALE OF SHARES	8

TRANSFER OF SHARES	8

TRANSMISSION OF SHARES	9

REGISTRATION OF EMPOWERING INSTRUMENTS	9

REDEMPTION AND PURCHASE OF OWN SHARES	10

TREASURY SHARES	10

VARIATION OF RIGHTS ATTACHING TO SHARES	11

FRACTIONAL SHARES	11

LIEN ON SHARES	11

CALLS ON SHARES	12

FORFEITURE OF SHARES	13

ALTERATION OF CAPITAL	14

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	14

GENERAL MEETINGS OF MEMBERS	15

NOTICE OF GENERAL MEETINGS	15

PROCEEDINGS AT GENERAL MEETINGS	15

VOTES OF MEMBERS	16

MEMBERS’ PROXIES	17

COMPANIES ACTING BY REPRESENTATIVES AT MEETINGS	18

i

DEPOSITARY AND CLEARING HOUSES	18

APPOINTMENT OF DIRECTORS	18

ALTERNATE DIRECTORS	19

POWERS AND DUTIES OF DIRECTORS	19

BORROWING POWERS OF DIRECTORS	20

APPOINTMENT OF OFFICERS	20

COMMITTEES OF DIRECTORS	20

PROCEEDINGS OF DIRECTORS	21

DISQUALIFICATION OF DIRECTORS	23

PRESUMPTION OF ASSENT	23

DIVIDENDS	23

FINANCIAL YEAR	24

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	24

CAPITALIZATION OF PROFITS	25

SHARE PREMIUM ACCOUNT	25

NOTICES	26

THE SEAL	27

INFORMATION	27

INDEMNITY	27

WINDING UP	28

AMENDMENT OF MEMORANDUM OF ASSOCIATION	28

AMENDMENT OF ARTICLES OF ASSOCIATION	28

REGISTRATION BY WAY OF CONTINUATION	28

DISCLOSURE	29

NON-RECOGNITION OF TRUSTS	29

MERGERS AND CONSOLIDATION	29

AUTOMATIC EXCHANGE OF INFORMATION	29

EXCLUSIVE FORUM	30

ii

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

(the “Company”)

(adopted by a Special Resolution dated [●] and effective on [●])

TABLE A

1.	Table ‘A’ in the First Schedule of the Companies Act (as Revised) shall not apply to this Company and the following shall comprise the Articles of Association of the Company:

INTERPRETATION

2.	In these Articles save where the context otherwise requires:

“AEOI Laws” means the Tax Information Authority Law (as amended) and any regulations made from time to time thereunder, and/or any existing or future legislation applicable to the Company enacted by any jurisdiction that provides for the exchange of information regarding direct or indirect holders of shares from time to time including, without limitation, FATCA and CRS;

“Articles” or “Articles of Association” means these articles of association as originally adopted or as, from time to time, altered by Special Resolution;

“Branch Register” means any branch Register of Members of such category or categories of Members as the Company may from time to time determine;

“certificate” or “share certificate” means a share certificate of the Company;

“Chairperson” means the chairperson of the Board;

“Commission” means the Securities and Exchange Commission of the United States or any other federal agency for the time being administering;

“Communication Facilities” means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

“Companies Act” means the Companies Act (as Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Act is referred to, the reference is to that provision as amended by any law for the time being in force;

“Company” means the above-named company;

“Company’s Website” means the main corporate/investor relations website of the Company, the address or domain name of which has been disclosed in any registration statement filed by the Company in connection or which has otherwise been notified to the Members;

“CRS” means one of the following, as the context requires:

(i)	the Common Reporting Standard, being the standard for automatic exchange of financial account information developed by the Organisation for Economic Co-operation and Development (“OECD”) as amended from time to time by the OECD; and

(ii)	any legislation, regulations or guidance in the Cayman Islands that give effect to the matters outlined in the preceding paragraph of this definition;

“debenture” means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not;

“Designated Stock Exchange” means NASDAQ or any other internationally recognized stock exchange on which any securities of the Company are listed for the time being;

“Designated Stock Exchange Rules” means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the listing of any securities of the Company;

“Directors” and “Board of Directors” and “Board” means the directors of the Company for the time being or, as the case may be, the directors assembled as a board or as a committee thereof and “Director” means any one of the Directors;

“electronic” has the meaning given to it in the Electronic Transactions Act;

“electronic communication” means electronic posting to the Company’s Website, electronic transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“electronic record” has the meaning given to it in the Electronic Transactions Act;

“Electronic Transactions Act” means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“FATCA” means one of the following, as the context requires:

(i)	sections 1471 to 1474 of the US Internal Revenue Code of 1986 and any associated legislation, regulations or guidance, or similar legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax reporting and/or withholding tax regimes;

(ii)	any intergovernmental agreement, treaty, regulation, guidance or any other agreement between the Cayman Islands (or any Cayman Islands government body) and the United States, the United Kingdom or any other jurisdiction (including any government bodies in such jurisdiction), entered into in order to comply with, facilitate, supplement or implement the legislation, regulations or guidance described in paragraph (i) of this definition; and

(iii)	any legislation, regulations or guidance in the Cayman Islands that give effect to the matters outlined in the preceding paragraphs of this definition;

“Independent Director” means a Director who qualifies as an independent director under the Designated Stock Exchange Rules;

“Members” means those persons who have agreed to become members of the Company and whose names have been entered in the Register of Members and includes each subscriber of the Memorandum and “Member” means any one of them;

“Memorandum of Association” means the memorandum of association of the Company, as amended and re-stated from time to time;

“month” means calendar month;

“Ordinary Resolution” means a resolution:

(i)	passed by a simple majority of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(ii)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“paid up” means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

“Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present” means in respect of any Person, such Person’s presence at a general meeting of Members (or any meeting of the holders of any class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorized representative (or, in the case of any Member, a proxy which has been validly appointed by such Member in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Act and these Articles, means the Register of Members maintained by the Company pursuant to the Companies Act and these Articles that is not designated by the Directors as a Branch Register;

“Registered Office” means the registered office for the time being of the Company;

“Register of Members” means the register of members to be kept by the Company in accordance with section 40 of the Companies Act and includes any Branch Register(s) established by the Company in accordance with the Companies Act;

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary;

“Securities Act” means the Securities Act of 1933 of the United States, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“shares” means a share of a par value of US$0.0001 each in the capital of the Company, and having the rights, preferences, privileges and restrictions provided for in the Memorandum of Association and these Articles, including a fraction of any of them and “share” means any one of them;

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Act;

“signed” includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution” means a resolution passed in accordance with section 60 of the Companies Act, being a resolution:

(i)	passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(ii)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

“Treasury Shares” means shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled;

“United States” means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and

“Virtual Meeting” means any general meeting of the Members (or any meeting of the holders of any class of Shares) at which the Members (and any other permitted participants of such meeting, including without limitation the chairperson of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities; and

“written” and “in writing” includes all modes of representing or reproducing words in visible form.

3.	In these Articles save where the context otherwise requires:

3.1	words importing the singular number shall include the plural number and vice versa;

3.2	words importing the masculine gender only shall include the feminine gender;

3.3	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

3.4	“may” shall be construed as permissive and “shall” shall be construed as imperative;

3.5	a reference to a dollar or dollars (or $) and to a cent or cents (or c) is a reference to dollars and cents of the United States of America;

3.6	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

3.7	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

3.8	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

3.9	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

3.10	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply; and

3.11	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force.

4.	Subject to the two preceding Articles, any expressions defined in the Companies Act shall, if not inconsistent with the subject or context of these Articles, bear the same meaning in these Articles.

COMMENCEMENT OF BUSINESS

5.	The business of the Company may be commenced as soon after incorporation as the Directors see fit, notwithstanding that part only of the shares may have been allotted or issued.

REGISTERED OFFICE

6.	The Registered Office of the Company shall be at such place in the Cayman Islands as the Directors shall from time to time resolve by resolution. The Company may also establish and maintain such other offices and places of business and agencies outside the Cayman Islands as the Directors decide.

REGISTER OF MEMBERS

7.	The Company shall maintain or cause to be maintained a Register of Members in accordance with the Companies Act at the Registered Office or such other place as determined by the Directors. The Company may maintain, or cause to be maintained, one or more Branch Registers as well as the Principal Register in accordance with the Companies Act, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Act.

SHARE CERTIFICATES

8.	Every Member shall, without payment, be entitled to a share certificate in such form as determined by the Directors.

9.	Share certificates shall be signed by a Director of the Company and shall be numbered consecutively or otherwise identified and shall specify the number of shares held by the Member and the amount paid up thereon.

10.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

11.	In respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share or shares to one of several joint holders shall be sufficient delivery to all joint holders.

12.	If a share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, not exceeding $100 and on such terms, if any, as to evidence and indemnity as the Directors think fit.

ISSUE OF SHARES

13.	Subject to the provisions, if any, in that behalf of the Memorandum of Association or these Articles, and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, all unissued shares in the capital of the Company shall be under the control of the Directors, and the Directors may issue, allot, grant rights over, grant options over, re-designate or dispose of such unissued shares (including fractions of a share) with or without preferred, deferred or other special rights or such restrictions whether in regard to dividend, voting, return of capital or otherwise and in such manner, to such persons and on such terms as the Directors in their absolute discretion think fit.

14.	The Directors or the Members by Ordinary Resolution may authorize the division of Shares into any number of classes and the different classes shall be authorized, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) may be fixed and determined by the Directors or the Members by Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 12, the Directors may issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

14.1	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

14.2	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

14.3	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

14.4	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

14.5	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

14.6	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

14.7	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

14.8	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

14.9	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

14.10	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof,

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

15.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

16.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

17.	The Company shall not issue shares in bearer form.

COMMISSION ON SALE OF SHARES

18.	The Company may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares. Such commission may be satisfied by the payment of cash or the lodgement of fully or partly paid up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

TRANSFER OF SHARES

19.	Subject to these Articles and the rules or regulations of the Designated Stock Exchange or any relevant securities laws, any Member may transfer all or any Shares by an instrument of transfer of any Share in writing and in any usual or common form or in a form prescribed by the Designated Stock Exchange or in such other form as the Directors may, in their absolute discretion, approve. The instrument of transfer of any share shall be in writing in any usual or common form or such other form approved by the Directors.

20.	The instrument of transfer of any share shall be executed by or on behalf of the transferor and the transferee and shall be accompanied by any certificate of the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

21.	All share certificates surrendered to the Company for transfer shall be cancelled and the Directors shall issue a new share certificate for a like number of shares as those which have been surrendered and cancelled.

22.	Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors may in their absolute discretion decline to register any transfer of shares without assigning any reason for so doing. If the Directors refuse to register a transfer of any shares, they shall send notice of the refusal to each of the transferor and the transferee within two (2) calendar months of the date on which the transfer was lodged with the Company, such notice shall include the relevant reason for such refusal.

23.	Subject to the rules of any Designated Stock Exchange on which the Shares in question may be listed and to any rights and restrictions for the time being attached to any Share, the Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien. The Directors may also decline to register any transfer of a Share if such transfer would breach or cause a breach of: (i) the rules of any Designated Stock Exchange on which the Shares may be listed; or (ii) applicable law or regulation.

24.	The Directors may also decline to register any transfer of any Share unless:

24.1	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

24.2	the instrument of transfer is in respect of only one class of Shares;

24.3	the instrument of transfer is properly stamped, if required;

24.4	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

24.5	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

25.	The registration of transfers may, on fourteen (14) calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended nor the Register closed for more than thirty (30) calendar days in any calendar year.

TRANSMISSION OF SHARES

26.	The legal personal representative of a deceased sole holder of a share shall be the only person recognized by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognized by the Company as having any title to the share.

27.	Any person becoming entitled to a share in consequence of the death, bankruptcy, liquidation or dissolution of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a member in respect of the share (and if he so elects shall deliver to the Company a notice in writing signed by him stating his election to be registered as holder) or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

28.	A person becoming entitled to a share by reason of the death, bankruptcy liquidation or dissolution of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED THAT the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety (90) calendar days the Directors may thereafter withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

29.	The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

REDEMPTION AND PURCHASE OF OWN SHARES

30.	Subject to the provisions of the Companies Act and these Articles, the Company may:

30.1	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may, before the issue of such shares, determine;

30.2	purchase its own shares (including fractions of a share and any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member;

30.3	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act including out of capital; and

30.4	accept the surrender for no consideration any paid up share on such terms and in such manner as the Directors may determine.

31.	A share which is liable to be redeemed by either the Company or the Member shall be redeemed by the entitled party giving to the other notice in writing of the intention to redeem such shares (a “Redemption Notice”) and specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

32.	Any share in respect of which a Redemption Notice has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the Redemption Notice.

33.	The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

34.	At the date specified in the Redemption Notice, or the date on which the shares are to be purchased, the holder of the shares being redeemed or purchased shall be bound to deliver up to the Company at its Registered Office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase moneys in respect thereof.

35.	The Directors may, when making payments in respect of the redemption or purchase of shares, if authorized by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

TREASURY SHARES

36.	Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Act. In the event that the Directors do not specify that the relevant shares are to be held as Treasury Shares, such shares shall be cancelled.

37.	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

38.	The Company shall be entered in the Register of Members as the holder of the Treasury Shares provided that:

38.1	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

38.2	a Treasury shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Act, save that an allotment of shares as fully paid bonus shares in respect of a Treasury Share is permitted and shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

39.	Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

VARIATION OF RIGHTS ATTACHING TO SHARES

40.	If at any time the share capital of the Company is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied by the Board of Directors with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the issued shares of that class present in person or by proxy.

41.	The provisions of these Articles relating to general meetings of the Company shall mutatis mutandis apply to every such general meeting of the holders of such class of shares, but so that the necessary quorum shall be at least one person holding or representing by proxy at least one-third of the issued shares of the class and so that any holder of shares of the class present in person or by proxy may demand a poll. For the purposes of Articles 40 and 41 the Directors may treat all classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes.

42.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or by the redemption or purchase of shares of any class by the Company. The rights of the holders of Shares shall not be deemed to be materially and adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

FRACTIONAL SHARES

43.	The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Member such fractions shall be accumulated.

LIEN ON SHARES

44.	The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all dividends and other moneys payable in respect thereof.

45.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto of which the Company has notice, by reason of his death or bankruptcy.

46.	To give effect to any such sale the Directors may authorize some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

47.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

48.	The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and each Member shall (subject to receiving at least 14 calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares.

49.	A call shall be deemed to have been made at the time that the Directors have resolved by resolution to make such call.

50.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

51.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

52.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per centum per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

53.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

54.	The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment and may revoke or postpone a call in their discretion.

55.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution eight per centum per annum) as may be agreed upon between the Member paying the sum in advance and the Directors.

FORFEITURE OF SHARES

56.	If a Member fails to pay any call or instalment of a call together with any interest which may have accrued within 10 days of the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, enforce any of the provisions of, and take such action as is referred to in these Articles, including but not limited to, forfeiting any share in respect of which the call or instalment of a call remains unpaid. No further notice demanding payment of the amount due need be given to the registered holder of the share or the persons entitled thereto by reason of his death or bankruptcy of the shares to be forfeited.

57.	A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the Directors in their absolute discretion think fit, and at any time before a sale, cancellation or disposition the forfeiture may be cancelled on such terms as the Directors in their absolute discretion think fit. The Company may indirectly procure the purchase of a share forfeited pursuant to the previous sentence without being required to comply with the redemption provisions of these Articles. The proceeds of the sale or disposition of a forfeited share after deduction of expenses, fees and commissions incurred by the Company in connection with the sale and after the deduction of all other amounts including accrued interest shall be received by the Company and applied in payment of such part of the amount in respect of which any lien or obligation exists as is presently payable on other shares held by that Member, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to such sale or disposition) be disposed of on such terms as the Directors in their absolute discretion think fit.

58.	A statutory declaration in writing that the declarant is a Director, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

59.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes payable at any time, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

60.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

ALTERATION OF CAPITAL

61.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe.

62.	The Company may by Ordinary Resolution:

62.1	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

62.2	subdivide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

62.3	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled; and

62.4	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination.

63.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

64.	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for not more than 10 days immediately preceding such meeting and the record date for such determination shall be the first date of the closure of the Register of Members.

65.	In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

66.	If the Register of Members is not so closed and no record date is fixed for the determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS OF MEMBERS

67.	The Directors may, whenever they think fit, convene a general meeting of the Company.

68.	The Directors shall convene a general meeting of the Company on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold(s) not less than 10 per cent of the paid up voting share capital of the Company, such requisition to be deposited at the Registered Office.

69.	The Members’ requisition shall specify the objects of the meeting and shall be signed by the requisitionists. If the Directors do not convene a requisitioned meeting within twenty-one 21 calendar days of the deposit of the requisition (such meeting to be convened no less than 30 days from the date of deposit of the requisition), the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

70.	If at any time there are no Directors of the Company, any two Members (or if there is only one Member then that Member) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

71.	At least five (5) calendar days’ notice (excluding the day that notice is deemed to be given and the day the meeting is to be held) shall be given of an annual general meeting or any other general meeting. Notice shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such persons as are, under these Articles, entitled to receive such notices from the Company and shall specify the place, the day and the hour of the meeting and, in case of special business, the general nature of that business.

72.	In the case of an annual general meeting, with the consent of all the Members entitled to receive notice of some particular meeting and attend and vote thereat, a meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

73.	In the case of an extraordinary general meeting, with the consent of the chief executive officer or the chairman of the Company appointed from time to time.

74.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

75.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least a majority of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.

76.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

77.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

78.	If there is no such chairman, or if at any meeting he is not present within fifteen (15) minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

79.	The chairperson of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairperson of such general meeting, in which event the following provisions shall apply;

79.1	The chairperson of the meeting shall be deemed to be Present at the meeting; and

79.2	If the Communication Facilities are interrupted or fail for any reason to enable the chairperson of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairperson of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the Board of Directors.

80.	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

81.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Members in accordance with these Articles, for any reason or for no reason, upon notice in writing to the Members. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

82.	All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and financial report of the Directors and the Company’s auditors, and the appointment and removal of Directors and the fixing of the remuneration of the Company’s auditors. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

VOTES OF MEMBERS

83.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, on a show of hands every Member present in person and every person representing a Member by proxy shall at a general meeting of the Company have one vote and on a poll every Member and every person representing a Member by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

84.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote and who together hold not less than 10 per cent of the paid up voting share capital of the Company, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

85.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

86.	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

87.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

88.	In the case of joint holders, the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

89.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

90.	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company held by him and carrying the right to vote have been paid.

91.	On a poll votes may be given either personally or by proxy.

92.	A resolution in writing signed by all the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being companies by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

MEMBERS’ PROXIES

93.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Member of the Company.

94.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for which the meeting or adjourned meeting is scheduled PROVIDED THAT the chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt by confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company.

95.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

96.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

97.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

COMPANIES ACTING BY REPRESENTATIVES AT MEETINGS

98.	Any company which is a Member or a Director may, by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members or of the Board of Directors or of a committee of Directors, and the person so authorized shall be entitled to exercise the same powers on behalf of such company which he represents as that company could exercise if it were an individual Member or Director.

DEPOSITARY AND CLEARING HOUSES

99.	If a recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorize such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any class of Members provided that, if more than one Person is so authorized, the authorization shall specify the number and class of Shares in respect of which each such Person is so authorized. A Person so authorized pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognized clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and class of Shares specified in such authorization.

APPOINTMENT OF DIRECTORS

100.	The Board of Directors as at the date these Articles are adopted shall consist of five (5) Directors (at least one (1) Director shall be appointed as an Independent Director).

101.	The Company may by Ordinary Resolution appoint any person to be a Director.

102.	Subject to the provisions of these Articles, a Director shall hold office until such time as he is removed from office by the Company by Ordinary Resolution.

103.	Subject to Article 101, the Company may by Ordinary Resolution from time to time fix the maximum and minimum number of Directors to be appointed but unless such number is fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

104.	The remuneration of the Directors from time to time shall be determined by the Company by Ordinary Resolution.

105.	The shareholding qualification for Directors may be fixed by the Company by Ordinary Resolution and unless and until so fixed no share qualification shall be required.

106.	The Directors shall have power at any time and from time to time to appoint a person as Director, either as a result of a casual vacancy or as an additional Director, subject to the maximum number (if any) imposed by the Company by Ordinary Resolution. The Members shall have power to nominate a person as Director at an annual general meeting by delivering notice to the Company no later than close of business on the 90th day nor earlier than close of business on the 120th day prior to the date of an annual general meeting.

107.	The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

ALTERNATE DIRECTORS

108.	Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present and may at any time in writing revoke the appointment of an alternate appointed by him. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and to do in the place and stead of his appointor, any other act or thing which the appointor is permitted or required to do by virtue of his being a Director as if the alternate were the appointor, other than the appointment of an alternate himself. Where the alternate is a Director he shall have a separate vote on behalf of the Director he is representing in addition to his own vote.

109.	An alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him and the remuneration of such alternate (if any) shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

110.	The alternate shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office.

111.	Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

112.	Subject to the provisions of the Companies Act, these Articles and to any resolutions made by the Company in general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made.

113.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

BORROWING POWERS OF DIRECTORS

114.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT OF OFFICERS

115.	The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto determine if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

116.	The Directors may appoint a secretary or secretaries of the Company (and if need be an assistant secretary or assistant secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit.

117.	Any person appointed by the Directors pursuant to Articles 115 or 116 may be removed by the Directors.

COMMITTEES OF DIRECTORS

118.	The Directors may from time to time and at any time establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

119.	The Directors may delegate any of their powers to committees and any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

120.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

121.	The Directors may from time to time and at any time delegate to any committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them, to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

122.	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

123.	A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

124.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

PROCEEDINGS OF DIRECTORS

125.	The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. A Director or a Director’s duly appointed alternate may, at any time, and any secretary or assistant secretary shall on the requisition of a Director summon a meeting of the Directors.

126.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be two or more Directors shall be two, and if there be less than two Directors shall be one. A Director represented by proxy or by duly appointed alternate at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

127.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

128.	Questions arising at any meeting shall be decided by a majority of votes of the Directors and duly appointed alternates present, the vote of an alternate not being counted if his appointor is also present at such meeting. In the case of an equality of votes the chairman shall have a second or casting vote.

129.	A Director or Directors and any duly appointed alternates may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

130.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairperson of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

131.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

132.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

133.	The Directors shall cause minutes to be made for the purpose of recording:

133.1	all appointments of officers made by the Directors;

133.2	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

133.3	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

134.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

135.	A resolution signed by all the Directors (in one or more counterparts) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

136.	The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

137.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

DISQUALIFICATION OF DIRECTORS

138.	The office of Director shall be automatically vacated, if the Director:

138.1	becomes prohibited by applicable law from being a Director;

138.2	dies;

138.3	resigns his office by notice in writing to the Company;

138.4	becomes bankrupt or makes any arrangement or composition with his creditors;

138.5	is found to be or becomes of unsound mind;

138.6	is removed from office by a vote of a majority of the Directors;

138.7	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board (excluding the absent Director) resolves that his office be vacated;

138.8	is removed from office by Ordinary Resolution; or

138.9	is removed from office pursuant to any other provision of these Articles.

PRESUMPTION OF ASSENT

139.	A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

DIVIDENDS

140.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Directors may from time to time declare interim dividends on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor.

141.	Subject to any rights and restrictions for the time being attached to any class or classes of shares, the Company may by Ordinary Resolution declare final dividends, but no dividend shall exceed the amount recommended by the Directors.

142.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors be applicable for meeting contingencies, or for equalizing dividends or for any other purpose to which those funds may be properly applied and may pending such application, in the Directors’ absolute discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

143.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

144.	The Directors may when paying dividends to the Members in accordance with the foregoing provisions, make such payment either in cash or in specie.

145.	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

146.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

147.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the share.

148.	No dividend shall bear interest against the Company.

149.	Any dividend unclaimed after a period of six (6) calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

FINANCIAL YEAR

150.	Unless the Directors otherwise resolve, the financial year end of the Company shall be 30th June in each year and following the year of incorporation shall begin on 1st July of each year.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

151.	The Directors shall cause books of account relating to the Company’s affairs to be kept in such manner as may be determined from time to time by the Directors.

152.	The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

153.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Directors or by the Company by Ordinary Resolution.

154.	The accounts relating to the Company’s affairs shall be audited in such manner as may be determined from time to time by the Company by Ordinary Resolution or, failing any such determination, by the Directors or, failing any determination as aforesaid, shall not be audited.

155.	The auditors, if any, shall be appointed by the Directors and shall hold office until removed by Ordinary Resolution or by resolution of the Directors.

156.	The remuneration of any auditors, if any, appointed by the Directors, may be fixed by the Directors.

157.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

158.	The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

159.	The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALIZATION OF PROFITS

160.	Subject to the Companies Act, the Directors may, with the authority of an Ordinary Resolution:

160.1	resolve to capitalize an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), or otherwise available for distribution;

160.2	appropriate the sum resolved to be capitalized to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

160.2.1	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

160.2.2	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other;

160.3	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalized reserve and in particular, without limitation, where shares or debentures become distributable in fractions Directors may deal with the fractions as they think fit;

160.4	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

161.	The Directors shall in accordance with section 34 of the Companies Act establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

162.	There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by section 37 of the Companies Act, out of capital.

NOTICES

163.	Except as otherwise provided in these Articles, any notices or document shall be in writing and may be given by the Company or by the Person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognized courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or by electronic mail to any electronic mail address such Member may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Member may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

164.	Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognized courier service.

165.	Where notice or other documents are sent by:

165.1	post, notice shall be deemed to have been served five (5) days after the time when the letter containing the same is posted and if sent by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier);

165.2	recognized courier service, shall be deemed to have been served forty-eight (48) hours after the time when the letter containing the same is delivered to the courier service;

165.3	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Member to the Company or (ii) upon the time of its placement on the Company’s Website; or

165.4	facsimile, notice shall be deemed to have been served upon confirmation of receipt.

166.	Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

167.	Any notice or document delivered or sent by post to or left at the registered address of any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

168.	Notice of every general meeting shall be given in the manner hereinbefore authorized to:

168.1	all Members who have a right to receive notice and who have supplied the Company with an address for the giving of notices to them and in the case of joint holders, the notice shall be sufficient if given to the first named joint holder in the Register of Members; and

168.2	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notice of general meetings.

THE SEAL

169.	The Company shall not have a Seal unless otherwise resolved by the Directors. Any such Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors or of a committee of directors authorized by the Directors in that behalf provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. Every instrument to which the Seal is affixed shall be signed by a Director of the Company or by any one or more persons as the Directors may appoint for that purpose.

170.	The Company may maintain a duplicate or duplicates of the Seal but such duplicate(s) shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such duplicate and if given after may be in general form confirming a number of affixings of such duplicate. Every instrument to which a duplicate of the Seal is affixed shall be signed by a Director of the Company or by any one or more persons as the Directors may appoint for that purpose and such affixing of a duplicate of the Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed and the instrument signed by a Director of the Company.

171.	Notwithstanding the foregoing, a director or officer, representative or attorney of the Company shall have the authority to affix the Seal, or a duplicate of the Seal, over his signature alone on any instrument or document required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

INFORMATION

172.	Subject to the relevant laws, rules and regulations applicable to the Company, no Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members to communicate to the public.

173.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

174.	Every Director (including for the purposes of this Article any alternate appointed pursuant to the provisions of these Articles), managing director, agent, secretary, assistant secretary or other officer for the time being and from time to time of the Company (but not including the Company’s auditor) and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

175.	No such Director, duly appointed alternate, managing director, agent, secretary, assistant secretary or other officer of the Company (but not including the Company’s auditor) shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgment or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

WINDING UP

176.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Companies Act, divide amongst the Members in specie or cash the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributors as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

177.	Without prejudice to the rights of holders of shares issued upon special terms and conditions, if the Company shall be wound up, and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. If on a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively.

AMENDMENT OF MEMORANDUM OF ASSOCIATION

178.	Subject to and insofar as permitted by the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein.

AMENDMENT OF ARTICLES OF ASSOCIATION

179.	Subject to the Companies Act and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

REGISTRATION BY WAY OF CONTINUATION

180.	The company may by Special Resolution resolve to be registered by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands. The Directors may make application to the Registrar of Companies to deregister the Company in the Cayman Islands and may take all such further steps as they consider appropriate to be taken, in accordance with the Companies Act, to effect the transfer by way of continuation of the Company.

DISCLOSURE

181.	The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorized by the Directors, shall be entitled to disclose to any regulatory or judicial authority or to any stock exchange on which securities of the Company may from time to time be listed any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

NON-RECOGNITION OF TRUSTS

182.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any of its shares (or fraction thereof) or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register of Members.

MERGERS AND CONSOLIDATION

183.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

AUTOMATIC EXCHANGE OF INFORMATION

184.	Notwithstanding any provision of these Articles to the contrary, each Member agrees to provide any information or certifications (including information about such Member’s direct and indirect owners) that may reasonably be requested in writing by the Directors (or any such person to whom the Directors have delegated responsibility for compliance with applicable AEOI Laws) to allow the Company to:

184.1	satisfy any due diligence, information reporting or other obligations under any applicable AEOI Laws; and

184.2	satisfy any requirements necessary to avoid withholding taxes under FATCA (or any other law) with respect to any payments to be received or made by the Company.

185.	Each Member also acknowledges and agrees that the Company (or any such person to whom the Directors have delegated responsibility for compliance with applicable AEOI Laws) shall be entitled to release and/or disclose on behalf of the Company to the Cayman Islands Tax Information Authority or equivalent authority (the “TIA”) and any other foreign government body as required by any applicable AEOI Laws, any information in its or its agents’ or delegates’ possession regarding a Member including, without limitation, financial information concerning the Member’s investment in the Company, and any information relating to any members, principals, partners, beneficial owners (direct or indirect) or controlling persons (direct or indirect) of such Member. The Company (acting by the Directors or any such person to whom the Directors have delegated responsibility for compliance with applicable AEOI Laws) may also authorise any third party agent to release and/or disclose such information on behalf of the Company.

186.	In order to comply with any applicable AEOI Laws and, if necessary, to reduce or eliminate any risk that the Company or any of its Members are subject to withholding taxes pursuant to FATCA (or any other law) or incur any costs or liabilities associated with any applicable AEOI Laws, the Directors may cause the Company to undertake any of the following actions:

186.1	compulsorily redeem or repurchase any or all of the shares held by a Member either (i) where the Member fails to provide (in a timely manner) to the Company, or any agent or delegate of the Company, any information requested by the Company or such agent or delegate pursuant to these Articles or any applicable AEOI Laws; or (ii) where there has otherwise been non-compliance by the Company with any applicable AEOI Laws whether caused, directly or indirectly, by the action or inaction of such Member, or any related person, or otherwise;

186.2	deduct from, or hold back, redemption or any other distributions owed to the Member, in order to:

186.2.1	comply with any requirement to apply and collect withholding tax pursuant to FATCA (or any other law);

186.2.2	allocate to a Member an amount equal to any withholding tax imposed on the Company as a result of the Member’s, or any related person’s, action or inaction (direct or indirect), or where there has otherwise been non-compliance by the Company with any applicable AEOI Laws; or

186.2.3	ensure that costs, debts, expenses, obligations or liabilities (whether external, or internal, to the Company) relating to any applicable AEOI Laws are recovered from the Member(s) whose action or inaction (directly or indirectly, including the action or inaction of any person related to such Member) gave rise or contributed to such costs or liabilities; and/or

186.3	take any other action the Directors deem in good faith to be reasonable to mitigate any adverse effect on the Company or any other Member of the failure by any Member (the “Defaulting Member”) to provide (in a timely manner) to the Company, or any agent or delegate of the Company, any information requested by the Company or such agent or delegate pursuant to these Articles or any applicable AEOI Laws including, without limitation to convert the Defaulting Member’s shares to a different class of shares and adjust the rights attaching to that Defaulting Member’s shares so as to effectively pass the economic burden of any withholding or other cost or liability incurred by the Company as a result of the Defaulting Member’s default to the Defaulting Member.

EXCLUSIVE FORUM

187.	Subject to Article 188, unless the Company consents in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction to hear, settle and/or determine any dispute, controversy or claim related to the Company (including any non-contractual dispute, controversy or claim) whether arising out of or in connection with these Articles or otherwise, including any questions regarding the existence, validity, formation or termination of any dispute, controversy or claim related to the Company. For the avoidance of doubt and without limiting the jurisdiction of the Cayman Courts to hear, settle and/or determine disputes related to the Company, the courts of the Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director, officer, or other employee of the Company to the Company or the Members, (iii) any action asserting a claim arising pursuant to any provision of the Companies Act or these Articles including but not limited to any purchase or acquisition of Shares, security, or guarantee provided in consideration thereof, or (iv) any action asserting a claim against the Company which if brought in the United States would be a claim arising under the internal affairs doctrine (as such concept is recognized under the laws of the United States from time to time).

188.	Unless the Company consents in writing to the selection of an alternative forum, the United States District Court for the Southern District of New York (or, if the United States District Court for the Southern District of New York lacks subject matter jurisdiction over a particular dispute, the state courts in New York County, New York) shall be the exclusive forum within the United States for the resolution of any complaint asserting a cause of action arising out of or relating in any way to the federal securities laws of the United States, regardless of whether such legal suit, action, or proceeding also involves parties other than the Company. Any person or entity purchasing or otherwise acquiring any Share or other securities in the Company shall be deemed to have notice of and consented to the provisions of this Article and Article 187 above. Without prejudice to the foregoing, if any part of this Article and Article 187 is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Articles shall not be affected and this Article and Article 187 shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.